SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2006

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4462	36-1823834
(Commission File Number)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois	60093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 446-7500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2006, Stepan Company (“Stepan”) adopted an amended and restated Management Incentive Plan (“Plan”) effective January 1, 2005, based upon a prior authorization of the Board of Directors (“Board”) of Stepan at its October 17, 2006 meeting. Descriptions of the changes to the Plan follow below. The descriptions of the amendments in this report are a summary of the amendments and restatement and are qualified in their entirety by the terms of the Plan. A copy of the Plan is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Amended and Restated Management Incentive Plan

The Stepan Company Management Incentive Plan (As Amended and Restated Effective as of January 1, 2005) (“Plan”) provides for annual incentive awards to be paid to Stepan employees (“Participants”) who are selected by the Compensation and Development Committee of the Board (“Committee”) of Stepan to participate for a calendar year, based upon the achievement of performance criteria established by the Committee for the relevant year. Stepan’s principal executive officer, principal financial officer and named executive officers may be selected for participation.

The performance criteria for a Participant for a year may be based upon Stepan’s performance, the performance of the Participant’s department, and the performance of the Participant. For any calendar, an award cannot exceed 75 percent of a Participant’s base salary for the calendar year for which the award is made. To date, no target award amounts or performance criteria have been established under the Plan for calendar year 2007. Unless a Participant makes a timely election to defer an award, an award for a calendar year is paid in cash on or before March 15 of the year following the year for which an award is payable.

The Plan allows Participants to defer all or a portion of their annual incentive awards. Amounts so deferred are credited with deemed earnings based on several investment options offered under the Plan, including Stepan Company common stock, as elected by Participants. As an unfunded, nonqualified arrangement, Participants acquire no interest in any of the investment options used to credit earnings to their accounts. Participants who elect to have their deferred awards credited to Stepan Company common stock acquire no shareholder rights until stock is actually distributed to them in settlement of their accounts. The crediting of an amount to a Participant’s Stepan Company stock account under the Plan is based on the average of the opening and closing market prices for the calendar day on which the award is declared. Accordingly, the Plan allows employees to elect to acquire shares of Stepan Company common stock at their current fair market value on a deferred basis in lieu of current cash compensation.

The Plan has been amended effective January 1, 2005, to comply with federal tax requirements for nonqualified deferred compensation plans that were enacted into law in 2004 as Section 409A of the Internal Revenue Code (“Code”). Code Section 409A generally applies to amounts deferred by employee or other service providers on or after that date. As amended, for amounts deferred on or after January 1, 2005, the Plan generally provides that elections to defer awards must be made prior to the calendar year for

2

which the awards will be earned, at which time a Participant generally must also make an election as to the whether the distribution will be paid in a single sum or in substantially equal annual installments over 3, 5 or 10 years. Participants may change a distribution election for future deferrals at age 50 and every five years thereafter. As required by Code Section 409A, the Plan also provides that distributions of deferred amounts are delayed for six months following separation of service from Stepan in the case of employees who are “specified employees” under Code Section 409A.

In addition, the Plan has been revised to add the following:

1.	An amendment providing Participants with a special, irrevocable 2006 election to transfer all or a portion of their Plan accounts that are attributable to pre-2007 awards to a special subaccount of the Stepan Company stock account under the Plan. Amounts so transferred by Participants to the special subaccount will be distributed in shares of Stepan Company common stock and may not thereafter be transferred to the Plan’s other investment options.

2.	An amendment providing that deferrals of awards for 2007 and subsequent years that Participants elect to have allocated to Stepan Company common stock under the Plan will be credited to the special Stepan Company stock account for distribution in shares of Stepan Company common stock. Amounts so credited may not thereafter be transferred to the Plan’s other investment options.

3.	An amendment providing that the portion of a Participant’s Plan account that is attributable to awards earned for the 2005 and 2006 calendar years that is payable on or after 2007 will be distributed to or for the benefit of participants in accordance with the method of payment elected by the Participant for 2007 deferrals.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
10.1	Stepan Company Management Incentive Plan (As Amended and Restated Effective as of January 1, 2005)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens Assistant Secretary

Date: January 5, 2007

4

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stepan Company Management Incentive Plan (As Amended and Restated Effective as of January 1, 2005)

5